Exhibit 5.2

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777

February 25, 2025

Invesco Ltd.

Invesco Finance, Inc.

1331 Spring Street NW, Suite 2500

Atlanta, Georgia

30309

Invesco Finance plc

Perpetual Park

Perpetual Park Drive

Henley-on-Thames

Oxfordshire, RG9 1HH, United Kingdom

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Invesco Ltd., a company organized under the laws of Bermuda, (the “Company”), and certain of its indirect wholly owned subsidiaries, including Invesco Finance plc, organized under the laws of England and Wales (the “English Finance Subsidiary”), and Invesco Finance, Inc., a Delaware corporation (the “U.S. Finance Subsidiary” and, together with the English Finance Subsidiary, the “Subsidiaries”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to (1) the offering and sale by a selling securityholder of up to an aggregate of 81,388,672 Common Shares (as defined below) from time to time pursuant to Rule 415 under the Securities Act; and (2) the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $700,000,000 of the following securities:

(i)	the debt securities of the Company and/or the Subsidiaries (the “Debt Securities”);

(ii)	guarantees of the Debt Securities (the “Guarantees”) that are executed and delivered for the benefit of the holders of Debt Securities by the Company (in such capacity, the “Guarantor”);

(iii)	the Company’s common shares, par value $0.20 per share (“Common Shares”);

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February 25, 2025

(iv)	the Company’s preference shares, par value $0.20 per share (“Preference Shares”);

(v)	warrants to purchase any of the securities described in clauses (i) through (iv) or any combination of such securities (collectively, the “Warrants”); and

(vi)	subscription rights to purchase any of the securities described in clauses (i) through (iv) or any combination of such securities (collectively, the “Subscription Rights”).

Each series of the Debt Securities will be issued pursuant to an indenture (as amended or supplemented from time to time, the “Indenture”), proposed to be entered into between the Company or the Subsidiaries, as applicable, and a bank or trust company to be named therein, as trustee (the “Trustee”), and each Guarantee will be issued pursuant to the Indenture and any notation of guarantee, and, in each case, will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference. Each Warrant will be issued pursuant to a warrant agreement (a “Warrant Agreement”), and each Subscription Right will be issued pursuant to a subscription agreement (a “Subscription Agreement”), in each case substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, and incorporated into the Registration Statement by reference.

In the capacity described above, we have considered such matters of law and fact, including examination of the Company’s Memorandum of Association (the “Memorandum of Association”), the Fourth Amended and Restated Bye-Laws of the Company (the “Bye-Laws”), records of proceedings of the Company’s Board of Directors, or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based on the foregoing, we are of the opinion that:

(1)

With respect to any series of Debt Securities offered by the Company or the Subsidiaries pursuant to the Registration Statement, when, as and if (a) the appropriate corporate action has been taken by the Company or the Subsidiaries, as applicable, to authorize the form, terms, execution and delivery of any series of Debt Securities, (b) the Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Indenture, the prospectus supplement filed in connection with the offering of such Debt Securities, and such corporate action, (c)

February 25, 2025

any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (d) the Debt Securities have been duly executed by the Company or the Subsidiaries, as applicable, (e) the Debt Securities have been duly authenticated by the Trustee in accordance with the applicable Indenture and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and (f) the Debt Securities have been issued and delivered against payment therefor as provided in the Indenture and other applicable agreements, then, upon the happening of such events, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company and/or the Subsidiaries, as applicable, enforceable against the Company and/or the Subsidiaries, as applicable, in accordance with their terms, except to the extent that (x) enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, and (y) the remedy of specific performance and other forms of equitable relief may be subject to certain defenses and to the discretion of the court before which proceedings may be brought (regardless of whether enforceability is considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exception”).

(2)

With respect to any Guarantees offered by the Company pursuant to the Registration Statement, when, as and if (a) the appropriate corporate action has been taken by the Company or the Subsidiaries, as applicable, to authorize the form, terms, execution and delivery of the Guarantees and the corresponding Debt Securities, (b) the Guarantees and the corresponding Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the prospectus supplement filed in connection with the offering of such Debt Securities and Guarantees, the Indenture and any notation of guarantee and such corporate action, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (d) the Guarantees and the corresponding Debt Securities have been duly executed by the Company or the Subsidiaries, as applicable, (e) the Guarantees and the corresponding Debt Securities have been duly authenticated by the Trustee in accordance with the applicable Indenture and any notation of guarantee, and (f) the Guarantees and the corresponding Debt Securities have been issued and delivered against payment therefor as provided in the Indenture, any notation of guarantee and other applicable agreements, then, upon the happening of such events, the Guarantees will be validly issued and, will constitute valid and binding obligations of the applicable Guarantor, enforceable against the Guarantor in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(3)

With respect to the Warrants to be offered by the Company pursuant to the Registration Statement, when, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants), (b) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Memorandum of Association and the Bye-Laws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable warrant agent, (c) the Common Shares or the Preference Shares relating to such Warrants have been duly authorized for issuance, (d) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto,

February 25, 2025

and (e) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4)

With respect to any Subscription Rights offered by the Company pursuant to the Registration Statement, when, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Subscription Agreement (including a form of certificate evidencing the Subscription Rights) and any Securities which are components of such Subscription Rights, the terms of the offering thereof and related matters, (b) the Subscription Rights are established in conformity with the Memorandum of Association and the Bye-Laws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (b) the Subscription Rights, Subscription Agreement with such terms, and any Securities that are components of such Subscription Rights, are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Subscription Agreement and such corporate action, then, upon the happening of such events, such Subscription Rights will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception.

The opinions set forth herein are limited to laws of the State of Delaware, applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), reported judicial interpreting such laws and the DGCL, and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws; provided, however, that opinions (1) and (2) are limited to the laws of the State of New York that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Indenture and any notation of guarantee, and, with respect to opinions (1) and (2) above, we do not express any opinion herein concerning any other laws. Insofar as the laws of Bermuda relate to our opinion above, we have relied, without any independent investigation, solely on the opinion of Appleby (Bermuda) Limited, Bermuda counsel to the Company, filed as an exhibit to the Registration Statement. Insofar as the laws of England and Wales relate to our opinion above, we have relied, without any independent investigation, solely on the opinion provided by our Alston & Bird LLP London office, English counsel to Invesco Finance plc, filed as an exhibit to the Registration Statement. We do not express any opinion herein concerning any other laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior written consent, which may be granted or withheld in our sole discretion. The only opinions rendered by us consist of those matters set forth in those paragraphs numbered (1) through (4) above, and no opinion may be implied or inferred beyond the opinions expressly stated. Our opinions expressed herein are each made as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

February 25, 2025

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act or that we otherwise are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ Mark C. Kanaly
Mark C. Kanaly
A Partner